Exhibit 10.24

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (this “Amendment”) is made as of January __, 2025 and effective as of September 24, 2024, by and between OneMedNet Corporation (the “Company”) and Off the Chain, LP (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor entered into a Securities Purchase Agreement dated September 24, 2024 (the “Agreement”); and

WHEREAS, the Company and the Investor desire to amend the Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Amendment, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. Capitalized Terms. Capitalized terms not defined in this Amendment shall have the respective meanings given in the Agreement.

2. Amendments.

2.1. The Shares of Common Stock line item appearing on the signature page to the Agreement shall be amended and restated as follows:

Shares of Common Stock: _________

2.2. The Shares of Common Stock underlying the Pre-Funded Warrants line item appearing on the signature page to the Agreement shall be amended and restated as follows:

Shares of Common Stock underlying the Pre-Funded Warrants: _________

3. Representation of Investor. The Investor (together with such Investor Group) does not beneficially own (as defined in Rule 13d-3 under the 1934 Act) any shares of Common Stock other than the shares of Common Stock acquired pursuant to (i) the Agreement, as amended by this Amendment, and (ii) the Securities Purchase Agreement, dated as of July 23, 2024, by and between the Company and the Investor.

4. Full Force and Effect. Except as expressly amended hereby, all other terms of the Agreement shall continue in full force and effect.

5. Governing Law. This Amendment shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to Securities Purchase Agreement as of the date first written above.

COMPANY:

ONEMEDNET CORPORATION

By:
Name:	Aaron Green
Title:	Chief Executive Officer

INVESTOR:

OFF THE CHAIN, LP

By:
Name:
Title:

[Signature Page to Amendment to Securities Purchase Agreement - OTC]